Exhibit 99.1

EVEN Financial, Inc. and Subsidiary Consolidated Financial Statements December 31, 2021 and December 31, 2020

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel: +1 212-492-4000 Fax: +1 212-489-1687 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To EVEN Financial, Inc.:

We have audited the accompanying consolidated financial statements of EVEN Financial, Inc. and its subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements.

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s’ Responsibility

Our responsibility is to express an opinion these consolidated financial statements based on our audit. We concluded our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EVEN Financial, Inc. and its subsidiary as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As disclosed in Footnote 13, all redeemable convertible preferred stock previously classified as permanent equity was retroactively adjusted and reclassified to temporary equity upon the adoption of ASC 480-10-S99-3A for the year ended December 31, 2020. This reclassification represents a change in accounting policy. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

June 1, 2021, except for Footnote 13 and Footnote 17, as to which the date is April 6, 2022.

Independent Auditor’s Report

Board of Directors

EVEN Financial, Inc.

Opinion

We have audited the consolidated financial statements of EVEN Financial, Inc. and its subsidiary (the Company), which comprise the consolidated balance sheet as of December 31, 2021, the related consolidated statement of operations, redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ RSM US LLP

Denver, Colorado

April 6, 2022

EVEN FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$9,157	$22,888
Accounts receivable	7,961	4,876
Prepaid expenses and other current assets	644	304
Total current assets	17,762	28,068
Property and equipment, net	389	346
Intangible assets and capitalized software, net	1,882	355
Other non-current assets	208	208
Total assets	$20,241	$28,977
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$11,229	$6,150
Notes payable - current	2,400	-
Total current liabilities	13,629	6,150
Non-current liabilities:
Notes payable – non-current	3,600	5,964
Other non-current liabilities	370	2,176
Total non-current liabilities	3,970	8,140
Total liabilities	17,599	14,290
Commitments and contingencies (Note 11)
Redeemable convertible preferred stock (Series Seed, Seed 2, A-1, A-2, A-3, A-4, A-5, B-1, B-2, B-3, B-4), $0.00001 par value; 40,223,763 shares authorized, 32,862,883 shares issued and outstanding as of December 31, 2021 and 2020	63,879	63,879
Stockholders’ deficit:
Common stock, $0.00001 par value – 68,697,046 shares authorized and 9,735,273 and 9,126,105 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	-	-
Additional paid-in capital	4,140	3,217
Accumulated deficit	(65,377)	(52,409)
Total stockholders’ deficit	(61,237)	(49,192)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$20,241	$28,977

The accompanying notes are an integral part of these consolidated financial statements.

EVEN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands, except per share amounts)

	Years Ended December 31,
	2021	2020
Revenue	$58,433	$24,669
Operating expenses:
Supply partner costs	41,189	18,498
Personnel expenses	19,469	21,101
Professional services	6,236	4,108
Technology expenses	2,706	2,292
Other operating expenses	2,396	2,631
Sales and marketing	950	657
Total operating expenses	72,946	49,287
Loss from operations	(14,513)	(24,618)
Other income	1,925	243
Interest expense	(341)	(324)
Loss before provision for income taxes	(12,929)	(24,699)
Provision for income taxes	(39)	(6)
Net loss	$(12,968)	$(24,705)

The accompanying notes are an integral part of these consolidated financial statements.

EVEN FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(dollar amounts in thousands, except per share amounts)

	Convertible Preferred Stock Series Seed		Convertible Preferred Stock Series Seed 2		Convertible Preferred Stock Series A		Convertible Preferred Stock Series B		Total Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances as of January 1, 2020	4,250,791	$2,753	5,005,756	$3,801	13,789,359	$19,121	7,117,326	$28,936	30,163,232	$54,611	7,508,683	$-	$583	$(27,704)	$(27,121)
Issuance of preferred stock related to Series B extension	-	-	-	-	-	-	2,699,651	9,328	2,699,651	9,328	-	-	-	-	-
Share issuance cost related to Series B extension	-	-	-	-	-	-	-	(60)	-	(60)	-	-	-	-	-
Issuance of warrants related to Series B extension	-	-	-	-	-	-	-	-	-	-	-	-	1,753	-	1,753
Issuance of common stock related to exercise of warrants	-	-	-	-	-	-	-	-	-	-	1,414,252	-	14	-	14
Issuance of common stock related to exercise of stock options	-	-	-	-	-	-	-	-	-	-	142,359	-	49	-	49
Issuance of common stock related to LeapLife acquisition	-	-	-	-	-	-	-	-	-	-	60,811	-	47	-	47
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	676	-	676
Issuance of warrants related to note payable	-	-	-	-	-	-	-	-	-	-	-	-	33	-	33
Vesting of warrants related to services rendered	-	-	-	-	-	-	-	-	-	-	-	-	62	-	62
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(24,705)	(24,705)
Balances as of December 31, 2020	4,250,791	$2,753	5,005,756	$3,801	13,789,359	$19,121	9,816,977	$38,204	32,862,883	$63,879	9,126,105	$-	$3,217	$(52,409)	$(49,192)
Issuance of common stock related to exercise of stock options	-	-	-	-	-	-	-	-	-	-	587,770	-	278	-	278
Issuance of common stock related to LeapLife acquisition	-	-	-	-	-	-	-	-	-	-	21,398	-	16	-	16
Share-based compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	610	-	610
Vesting of warrants related to services rendered	-	-	-	-	-	-	-	-	-	-	-	-	19	-	19
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(12,968)	(12,968)
Balances as of December 31, 2021	4,250,791	$2,753	5,005,756	$3,801	13,789,359	$19,121	9,816,977	$38,204	32,862,883	$63,879	9,735,273	$-	$4,140	$(65,377)	$(61,237)

The accompanying notes are an integral part of these consolidated financial statements.

EVEN FINANCIAL, INC.

STATEMENT OF CASH FLOWS

(dollar amounts in thousands, except per share amounts)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(12,968)	$(24,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	429	253
Amortization of debt issuance costs	36	65
Share-based compensation expense	610	676
Deferred rent	178	87
Forgiveness of PPP loan	(1,887)	-
Warrant cost related to services rendered	19	62
Changes in operating assets and liabilities:
Accounts receivable	(3,085)	943
Prepaid expenses and other current assets	(340)	(164)
Other non-current assets	-	150
Accounts payable and accrued expenses	5,060	2,603
Other non-current liabilities	(62)	201
Net cash used in operating activities	(12,010)	(19,829)
Cash flows from investing activities:
Purchases of property and equipment	(271)	(128)
Purchases of intangible assets and capitalized internal software costs	(1,728)	(274)
Net cash used in investing activities	(1,999)	(402)
Cash flows from financing activities:
Proceeds from issuance of Series B extension preferred stock and warrants, net of issuance cost	-	11,021
Proceeds from exercise of Series B extension warrants	-	14
Proceeds from exercise of stock options	278	49
Proceeds from note payable	-	2,000
Payment of issuance costs related to note payable	-	(27)
Proceeds from PPP loan	-	1,887
Net cash provided by financing activities	278	14,944
Net change in cash and cash equivalents	(13,731)	(5,287)
Cash and cash equivalents at beginning of period	22,888	28,175
Cash and cash equivalents at end of period	$9,157	$22,888

Supplemental disclosure of cash flow information:
Cash paid for interest	$341	$324

Noncash investing activities:
Issuance of common stock related to LeapLife acquisition	$16	$47

Noncash financing activities:
Issuance of warrant related to note payable	-	$33
Issuance of warrants related to Series B extension	-	$1,753

The accompanying notes are an integral part of these consolidated financial statements.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

1.	DESCRIPTION OF BUSINESS

EVEN Financial, Inc., a Delaware corporation, along with its subsidiary, referenced herein as “Even” or the “Company” is a financial technology company.

Founded in 2014, the Company officially launched its operations in August 2015 and is based in New York, New York. The Company operates a robust technology platform via application programming interface (“API”) that connects consumers to financial institutions and financial service providers. The Company’s API platform functions as a powerful definitive search, comparison, ad recommendation engine that provides consumers personalized financial solution options and matches the demand and supply of financial services. The Company’s peer-to-peer marketplace through the API platform is entirely internet-based and services nationwide in the United States. In April 2020, the Company acquired Leaplife Insurance Agency, LLC. (“Leaplife”), a financial technology company that focuses on life insurance market under an insurtech platform. LeapLife is licensed to offer life insurance products in all states and territories in the United States and the acquisition enables the Company to offer life insurance products on its API platform.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The consolidated financial statements include the accounts of Even Financial, Inc. and its wholly owned subsidiary LeapLife. All intercompany transactions and balances have been eliminated in consolidation. The Company does not have any items of other comprehensive income (loss), therefore, there is no difference between net loss and comprehensive loss for each of the periods presented in the accompanying consolidated financial statements for the years ended December 31, 2021 and 2020.

During 2021, the Company identified an immaterial error related to the allocation of proceeds received in connection with the Series B Extension, which impacted the carrying value of Series B Preferred Stock and the additional paid-in capital related to warrants. The adjustment of $1,587 has been corrected in the 2020 Consolidated Financial Statements. The correction of the error did not have an impact on the Consolidated Balance Sheet, Consolidated Statement of Operations or Consolidated Statement of Cash Flows for the year ended December 31, 2020.

Use of Estimates—The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the determination of fair value of the Company’s common stock and convertible preferred stock, and the determination of fair value of stock option grants and warrants.

Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Cash and Cash Equivalents—The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash and cash equivalents. As of December 31, 2021 and 2020, cash consists primarily of funds deposited into checking and money market funds. The Company’s cash balances exceed those that are federally insured. To date, the Company has not recognized any losses caused by uninsured balances.

Accounts Receivable and Allowance for Doubtful Accounts—Accounts receivable are stated at net realizable value. The majority of customers are not extended credit and therefore time to maturity for receivables is short. On a periodic basis, management evaluates its accounts receivable and determines whether to provide an allowance for doubtful accounts or if any accounts should be written off based on a past history of write-offs, collections, and current credit conditions. A receivable is considered past due if the Company has not received payments based on agreed-upon terms. The Company generally does not require any security or collateral to support its receivables. The Company

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

does not have a practice to charge interest or penalties on its receivables. As of December 31, 2021 and 2020, management has concluded that an allowance is not required.

Property and Equipment, Net—Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. The estimated useful lives of property and equipment are described below:

Property and Equipment	Useful Life
Computers and office equipment	3 years
Furniture and fixtures	7 years

Intangible Assets and Capitalized Software—Intangible assets consist of trademarks, patents, domain names, licenses and internal use software. Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition and are amortized over their estimated useful lives using the straight-line method.

The Company capitalizes qualifying internal use software development costs that are incurred during the application development stage, provided that management with the relevant authority authorizes the project, it is probable the project will be completed, and the software will be used to perform the function intended in accordance with the provisions of ASC 350-40, Intangibles – Goodwill and Other – Internal-Use Software. Costs incurred during the applicable development stage are capitalized and amortizes on a straight-line basis over the expected useful life of 5 years. Costs related to preliminary project activities and post-implementation operation activities, including training and maintenance, are expensed as incurred.

The estimated useful lives of intangible assets are described below:

Intangible Assets	Useful Life
Trademarks and patents	3 years
Domain names	5 years
Licenses	20 years
Software	5 years

Impairment of Long-Lived Assets—The Company assesses long-lived assets for impairment in accordance with the provisions of ASC 360, Property, Plant and Equipment. Long-lived assets such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. As of December 31, 2021 and 2020, no impairment charges have been recorded.

Debt Issuance Costs—Costs incurred in connection with the issuance of the Company’s long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method.

Operating Expenses—the following categories of costs incurred by the Company are included as Operating Expenses on the Consolidated Statements of Operations:

Supply Partner Costs—these costs consist primarily of payments to third-party supply partners charged by per click, revenue share, and real-time pricing costs. The Company has separate contract agreements with supply partners that are obligated to pay the Company a one-time integration fee, recurring license fee and other fees for accessing the Company’s API platform. The supply partners are acting in an agent capacity and are considered vendors rather than customers of the Company. The fees that the Company receives are recognized as a reduction in supply partner payments as when incurred.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

Personnel Expenses—Personnel expenses consist of compensation, employee benefits, share-based compensation, commissions, outside recruiting, and other employee-related expenses. Personnel costs are expensed as incurred or in the case of share-based compensation costs are expensed over the requisite period.

Professional Services—Professional services expenses include legal fees, professional fees, and accounting fees. Professional services costs are expensed as incurred.

Technology Expenses—Technology expenses include software and subscriptions, hosting fees, and tech infrastructure. Technology expenses are generally expensed as incurred.

Other Operating Expenses—Other operating expenses include rent, office expenses, compliance-related expenses, amortization, and depreciation expenses. Other operating expenses are generally expensed as incurred.

Sales and Marketing—Sales and marketing expenses consist of client-related travel and entertainment, client- related conferences, and advertising/public relations/social expenses. Sales and marketing costs are expensed as incurred.

Share-Based Compensation—The Company measures and records the expense related to share-based payment awards based on the fair value of those awards as determined on the date of grant. For awards with service-based vesting conditions, the Company recognizes share-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize share-based compensation expense. In addition, the Company grants performance-based awards, which will begin to vest monthly over a four-year employment service period, only if and when a fundraise event occurs within ten years of the date of grant. Share-based expense for awards with liquidity-based performance conditions is deferred until the consummation of the liquidity-based event. The Company has elected to recognize forfeitures for share-based payment awards as they occur. The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of stock options. The Black-Scholes option-pricing model requires the use of highly subjective and complex assumptions, the assumptions used to calculate the fair value of stock are as follows:

Expected Volatility—The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term—The expected term of the Company’s options represents the period that the share-based awards are expected to be outstanding. For awards with service-based vesting conditions, the Company has elected to use the midpoint of the stock options vesting term and contractual expiration period to compute the expected term, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. For awards with performance conditions, the Company used the contractual term as the expected term because it is improbable that the liquidity-based vesting condition will ever be achieved and the awards will be eligible to vest. For awards issued to non-employees, the Company has elected to use the contractual term as the expected term.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the options’ expected term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

The Company adopted ASU 2018-07 on January 1, 2020. Since the adoption of ASU 2018-07, the measurement date for nonemployee awards is the date of grant. The Company records compensation expense related to stock options issued to nonemployees, including consultants based on the fair value of the stock options calculated using the Black-Scholes option-pricing model in the same period and in the same manner as if the entity had paid cash for the goods or services. Management believes that the fair value of the stock options is more reliably measured than the fair value of the services received.

No tax benefits were attributed to the share-based compensation expense because a full valuation allowance was maintained for all net deferred tax assets.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

Income Taxes—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2021 and 2020, the Company has recorded a full valuation allowance against its deferred tax assets (see Note 16).

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. There were no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next year.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in income tax expense.

Fair Value Measurements—Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company reports all financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2—Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3—Inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest-level input that is significant to the fair value measurement in its entirety.

The Company estimates that the carrying value of its financial instruments approximates their fair value, because they have limited counterparty credit risk and are short-term in nature, replaceable on demand, or bear interest at market rates. Financial assets where carrying value approximates fair value include cash and cash equivalents, accounts receivable, prepaid expenses and other current assets. Financial liabilities where carrying value approximates fair value include accounts payable and accrued expenses and notes payable.

Recently Issue Accounting Standards Adopted—

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). ASU 2020-04 provides optional expedients and financial reporting and accounting exceptions for contracts, hedging accounting and other transactions that reference London Interbank Offered Rate (“LIBOR”) and are expected to be discontinued because of reference rate reform and will not apply to contracts entered into after December 31, 2022. In January 2021, the FASB issued ASU 2021-01, which refines the scope of Topic 848 and clarifies some of its guidance as part of the FASB’s monitoring of global

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

reference rate activities. The new guidance is effective for the Company upon issuance and will continue through December 31, 2022. The adoption of this guidance did not have an impact on our consolidated financial statements.

Recently Issue Accounting Standards Not Yet Adopted—

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), as amended ("ASU 2016-02"). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The new standard is effective for the Company on January 1, 2022. The Company is in the process of evaluating the impact that the pending adoption of this new guidance will have on its consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss model. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The ASU is effective for the Company on January 1, 2023. The Company is in the process of evaluating the impact that the pending adoption of this new guidance will have on its consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, (“ASU 2019-12”), which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. This guidance is effective for the Company on fiscal year from January 1, 2022. The Company is in the process of evaluating the impacts of this guidance on its consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The updated standard will be effective for the Company on January 1, 2024; however, early adoption of the ASU is permitted on January 1, 2021. The Company is in process of evaluating the impact that the updated standard will have on its consolidated financial statements and related disclosures.

Reclassifications—Certain prior year amounts have been reclassified to conform with the current year’s presentation. These reclassifications did not have an impact on the Consolidated Balance Sheets of Consolidated Statements of Cash Flows for the year ended December 31, 2020.

3.	Revenue Recognition

Revenue Recognition—The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services. Under ASC 606, the Company recognizes revenue by applying the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (4) allocate the transaction price to performance obligations in the contract, and (5) recognize revenue as the performance obligation is satisfied.

As part of the five-step approach, the Company must determine whether revenue should be reported on a gross or net basis. This determination is made based on whether the Company is acting as the principal or an agent in the transaction with customers. If the Company is acting as a principal in a transaction, the Company reports revenue on a gross basis. If the Company is acting as an agent in a transaction, the Company reports revenue on a net basis. The determination of whether the Company is acting as a principal or agent in a transaction involves judgement and

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

is based on an evaluation of the terms of the arrangement. In all of its lead generating arrangements, it is determined that the Company is acting as a principal in these transactions and recognizes revenue on a gross basis.

The Company has a single performance obligation to provide lead generating services to financial institutions and financial service providers (refer herein as the “Demand Side Partners” or “DSPs”) whereby qualified consumers are matched with financial solutions offered by the Demand Side Partners based on qualification and preference. The lead generating services are comprised of a series of distinct services that are substantially the same and have the same pattern of transfer. The Company is entitled to receive transaction fees that are based on performance structure, including but not limited to cost per funded loan, cost per approved credit card, cost per click or cost per savings accounts, or revenue share based on successful lead conversion. The transaction fees and revenue share are considered revenue from contracts with customers, including issuing banks, financial institutions and other financial service providers. These fees and revenue share to which the Company expects to be entitled are deemed variable consideration because the loan volume over the contractual term is not known. Because the lead generating service performance obligation is a series of distinct services, the Company applies the variable consideration exception and allocates the variable consideration to the period, that is at each month, in which the fees are earned, and recognizes revenue over time. The total revenue from contracts with customers for the years ended December 31, 2021 and 2020 was $58,433 and $24,669.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	As of December 31,
	2021	2020
Computer equipment	$737	$542
Furniture and fixtures	150	74
Total property and equipment	887	616
Less accumulated depreciation	(498)	(270)
Property and equipment, net	$389	$346

Total depreciation expense for the years ended December 31, 2021 and 2020 was $228 and $166, respectively. Depreciation is included in Other Operating Expenses on the Consolidated Statement of Operations.

5.	INTANGIBLE ASSETS

Intangible assets consisted of the following:

	As of December 31,
	2021	2020
Trademarks and patents	$150	$150
Domain names	89	89
Licenses	274	274
Software	1,728	-
Total intangible assets	2,241	513
Less accumulated amortization	(359)	(158)
Intangible assets, net	$1,882	$355

As of December 31, 2021, the Patents and trademarks intangible asset has been fully amortized.

Total amortization expense for intangible costs for the years ended December 31, 2021 and 2020 was $201 and $87, respectively. Amortization is included in Other Operating Expenses on the Consolidated Statement of Operations.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

As of December 31, 2021, expected amortization expense over the remaining intangible asset lives is as follows:

2022	$277
2023	277
2024	263
2025	248
2026	130
Thereafter	182
Total	$1,377

$505 of the internally developed software asset has not been placed in service as of December 31, 2021.

6.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2021	2020
Prepaid expenses	$627	$287
Other current assets	17	17
Total prepaid expenses and other current assets	$644	$304

7.	aSSET ACQUISITION

Leaplife Insurance Agency, LLC. (“Leaplife”)—In April, 2020, the Company acquired 100% of the membership interest of Leaplife Insurance Agency, LLC. in exchange for cash and common stock of the Company. Leaplife is a technology company specializing in the life insurance marketplace. This acquisition enabled the Company to acquire licenses to enable lead generating services of life insurance products on the Company’s platform. The transaction was determined to be an asset acquisition under ASC 805, Business Combinations. Accordingly, the Company allocated the total purchase consideration including transaction costs to the acquired assets which include several identified intangible assets based on their relative fair values.

Consideration included cash, common stock, capitalized transaction costs and contingent earnouts, as shown below.

Cash	$81
Common stock	47
Capitalized transaction costs	130
Contingent earnouts	16
Total consideration allocated	$274

Pursuant to the purchase agreement, the Company granted 11,519 shares of stock to Leaplife investors as earnout consideration on the 1-year anniversary of the acquisition date and granted additional 9,879 shares to Leaplife investors 18 months after the acquisition date. The aggregate fair value of these shares of $16 was recorded to Additional Paid-In Capital on the Consolidated Balance Sheets as of December 31, 2021.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

8.	Accounts payable and Accrued expenses

Accounts payable and accrued expenses consisted of the following:

	As of December 31,
	2021	2020
Accounts payable	$8,023	$3,945
Credit cards payable	120	81
Taxes payable	457	204
Accrued bonuses	1,454	1,264
Accrued legal expenses	751	119
Other accrued expenses	389	537
Short-term deferred rent	35	-
Total accounts payable and accrued expenses	$11,229	$6,150

9.	NOTES PAYABLE

Notes Payable – current consisted of the following:

	As of December 31,
	2021	2020
Term loan	$2,400	$-
Less: debt issuance costs	-	-
Total notes payable	$2,400	$-

Notes Payable – non-current consisted of the following:

	As of December 31,
	2021	2020
Term loan	$3,600	$6,000
Less: debt issuance costs	-	(36)
Total notes payable	$3,600	$5,964

Secured Bank Loan—In January 2019, the Company entered into a term loan agreement with a bank (the “Lender”) which provided a term loan (the “Term Loan”) in the aggregate amount of $4,000. The Company shall make monthly payments of interest, in arrears, on the principal amount at the greater of 0.25% above the prime rate per annum. Borrowings under the Term Loan are collateralized by substantially all the assets of the Company. In connection with the Term Loan, the Company issued warrants to purchase 91,278 shares of Company Common Stock at the time, with an exercise price of $1.43 per share. The equity-classified warrants have a ten-year term. The Company valued these warrants using a Black-Scholes option-pricing model and the estimated fair value of these warrants at issuance was $17.9. This amount was recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method.

In addition, subject to terms and conditions of the term loan agreement and the occurrence of the performance milestone the Lender shall make an additional principal amount of up to $2,000 available to the Company. The performance milestone is the Company must achieve on or prior to September 30, 2019, (a) gross profit margins of at least thirty percent (30%), and (b) revenue run rate of at least Twenty-Five Million Dollars ($25,000), each measured on a trailing three (3) month basis and determined in accordance with U.S. GAAP. The Company achieved the performance milestone and in March 2020, the Company signed an updated term loan agreement which provides an additional $2,000 term loan. The Company drew down the $2,000 during 2020 and brought the total principal

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

amount under the agreement to $6,000. The Company shall make monthly payments of interest, in arrears, on the principal amount at the greater of 0.25% above the Prime Rate or 5% per annum. As of December 31, 2021, the interest rate in effect was 5% per annum. In connection with the updated term loan agreement, the Company issued additional warrants to purchase 64,100 shares of Company Common Stock at the time, with an exercise price of $4.10 per share. The warrants have a ten-year term. The estimated fair value of these warrants at issuance was $32.8. This amount was recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method.

Commencing January 2022, the Company shall repay the aggregate outstanding principal balance in 30 monthly installment payments plus monthly payments of accrued interest.

The Company will be required to repay the following principal amounts in connection with its debt obligations:

2022	$2,400
2023	2,400
2024	1,200
Total	$6,000

Covenants—Under the terms of the Term Loan, the Company is required to comply with certain financial and nonfinancial covenants. Any failure by the Company to comply with these covenants and any other obligations under the agreement could result in an event of default, which allows the Lender to accelerate the repayments of the amounts owed.

10.	Other non-current liabilities

Other non-current liabilities consisted of the following:

	As of December 31,
	2021	2020
PPP loan	$-	$1,887
Payroll tax deferral	-	192
Settlement liability	123	-
Long term deferred rent	231	87
Other payroll liability	16	10
Total other non-current liabilities	$370	$2,176

During July 2020, the Company obtained a Payroll Protection Program (“PPP”) loan in the amount of $1,887 as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP loan has a 5-year maturity date. The Company is granted a deferral period during which no payments of principal or interest is due. The deferral period starts upon the earlier of (a) 68 weeks from the date the loan was granted, (b) loan forgiveness is granted, (c) Small Business Administration “SBA” determines the PPP loan is not eligible for forgiveness, or (d) the Company does not apply for forgiveness. Commencing one month after the expiration of the deferral period, and continuing each month thereafter until the maturity date, the Company is required to make payments of principal and interest. The Company shall make monthly payments of interest on the principal amount at 1% per annum. In February 2021, the Company applied with the SBA for forgiveness of the PPP Loan and was notified on July 23, 2021 that the SBA had approved the application to forgive the entire amount of the loan and related interest. The SBA retains the right to audit the Company’s PPP eligibility and forgiveness for a period of six years. For the year ended December 31, 2021, the Company recorded a gain on extinguishment of debt of $1.9 million representing the principal and accrued interest for the PPP Loan which is included in Other Income on the Consolidated Statements of Operations.

Additionally, included in the CARES Act is the ability to defer payment of the employer portion of Social Security payroll taxes. The deferral period commenced March 27, 2020 and ended December 31, 2020. The Company is required to pay these taxes back as follows: 50% of the deferred amount on December 31, 2021 and the remaining amount on December 31, 2022. The Company elected to defer payment of this tax from May 15, 2020 through

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

December 31, 2020 and deferred a total amount of $384. As of December 31, 2020, the Company recorded 50% of the deferral, $192, to Accounts Payable and Accrued Expenses and 50% to Other Non-current Liabilities on the Consolidated Balance Sheets. As of December 31, 2021, the Company recorded the remaining balance of $192 entirely to Accounts Payable and Accrued Expenses on the Consolidated Balance Sheets.

Refer to ‘Note 11 – Commitments and Contingencies’ for details on the Company’s deferred rent and settlement liability.

11.	COMMITMENTS AND CONTINGENCIES

Lease Commitments—The Company leases office spaces under noncancelable operating lease agreements which expire in 2026. The Company is required to pay property taxes, insurance, and normal maintenance costs for certain of these facilities and will be required to pay any increases over the base year of these expenses on the remainder of the Company’s facilities.

Deferred Rent—Certain of the Company’s operating leases contain predetermined fixed escalations of minimum rentals during the lease term. For these leases, the Company recognizes the related rental expense on a straight-line basis over the life of the lease from the date the Company takes possession of the office and records the difference between amounts charged to operations and amounts paid as deferred rent. As part of its lease agreements, the Company may receive lease incentives, primarily tenant improvement allowances and free rent. These allowances and free rent are also deferred and are amortized as a reduction of rent expense on a straight-line basis over the lease term. As of December 31, 2021 and 2020, short-term deferred rent of $35 and $0, respectively, was included in Accounts Payable and Accrued Expenses and long-term deferred rent of $231 and $87, respectively, was included in Other Non-Current Liabilities on the Consolidated Balance Sheets.

The total minimum least payments as of December 31, 2021 are as follows:

Years Ending December 31
2022	$751
2023	768
2024	786
2025	803
2026	202
Total future minimum lease payments	$3,310

Rental expense for operating leases for the years ended December 31, 2021 and 2020 was $669 and $1,595, respectively, which is included in Other Operating Expenses on the Consolidated Statements of Operations.

Legal Matters—From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.

In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

From time to time, the Company is subject to various claims that arise in the ordinary course of business. Management believes that any liability of the Company that may arise out of or with respect to these matters will not materially adversely affect the financial position, results of operations, or cash flows of the Company.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

In May 2019, Even Responsible Finance, Inc. (“ERF”) filed a petition to cancel the Company’s trademark registration for “EVEN FINANCIAL” due to refusal of United States Patent and Trademark Office (“USPTO”) from granting ERF registration for the mark “EVEN” on the ground that there is a likelihood of confusion between the two marks. In December 2021, the Company signed a settlement agreement for this trademark dispute over the use and registration of the trademark. As a result, the Company will receive $250, of which $125 was received within seven (7) days of the agreement date and the remaining $125 is held in escrow until the Company has completed the required rebranding and cease use of the trademark within eighteen (18) months. Because the contingency around the entire settlement has not fully been resolved, the Company recorded the first settlement payment net of any escrow fees, in Other Non-Current Liabilities on the Consolidated Balance Sheets. Once the Company has completed the rebranding and cease use of the trademark, at which point the Company will recognize the entire amount as settlement gain.

12.	COMMON STOCK

As of January 1, 2020, the Company had the authority to issue 49,705,686 shares of $0.00001 par value common stock of which 43,700,000 shares are designated Class A Voting Common Stock, and 6,005,686 shares are designated Class B Non-Voting Common Stock. In December 2020, the Company increased the number of authorized shares of common stock to 68,697,046 shares of which 57,800,000 shares are designated Class A Voting Common Stock, and 10,897,046 are designated Class B Non-Voting Common Stock. There was no further change to the number of authorized shares of common stock in 2021. These shares are available to issue for purposes of satisfying conversion of preferred stock, the exercise of warrants, the exercise and future grant of common stock options, and for purposes of any future business acquisitions and transactions.

13.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company has issued Series Seed 1 Preferred Stock, Series Seed 2 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock (collectively the “Redeemable convertible preferred stock”). As of December 31, 2021 and December 31, 2020, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 40,223,763 shares of convertible preferred stock, par value $0.0001 per share.

Series Seed 1 Preferred Stock and Series Seed 2 Preferred Stock shall together be referred to as the “Seed Preferred Stock”. The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall together be referred to as the “Series A Preferred Stock”. The Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, and Series B-4 Preferred Stock shall together be referred to as the “Series B Preferred Stock”.

The Series A-1 Preferred Stock and Series A-2 Preferred Stock shall together be referred to as the “Voting Series A Preferred Stock”. The Seed Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-4 Preferred Stock, the Series B-1 Preferred Stock and the Series B-3 Preferred Stock shall together be referred to as the “Voting Preferred Stock”.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

Redeemable convertible preferred stock as of December 31, 2021 and 2020, consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Liquidation Preference	Carrying Value
Series Seed	4,250,791	4,250,791	$0.6587	$2,800	$2,753
Series Seed 2	5,005,756	5,005,756	0.7730	3,869	3,801
Series A-1	894,909	894,909	1.1698	1,047	1,026
Series A-2	10,438,830	8,447,896	1.4266	12,052	11,855
Series A-3	2,803,869	2,455,620	1.4266	3,503	3,446
Series A-4	1,763,092	1,763,092	1.4266	2,515	2,474
Series A-5	630,870	227,842	1.4266	325	320
Series B-1	10,131,277	7,860,949	4.1011	32,239	30,803
Series B-2	2,707,108	643,596	4.1011	2,639	2,390
Series B-3	489,856	489,856	4.1011	2,009	1,875
Series B-4	1,107,405	822,576	4.1011	3,373	3,136
	40,223,763	32,862,883		$66,371	$63,879

Series Seed 1 Preferred Stock and Series Seed 2 Preferred Stock shall together be referred to as the “Seed Preferred Stock”. The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall together be referred to as the “Series A Preferred Stock”. The Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, and Series B-4 Preferred Stock shall together be referred to as the “Series B Preferred Stock”.

The Series A-1 Preferred Stock and Series A-2 Preferred Stock shall together be referred to as the “Voting Series A Preferred Stock”. The Seed Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-4 Preferred Stock, the Series B-1 Preferred Stock and the Series B-3 Preferred Stock shall together be referred to as the “Voting Preferred Stock”.

The holders of convertible preferred stock have various rights and preferences as follows:

Voting—Each share of Voting Preferred Stock (Seed 1 Preferred Stock, Seed 2 Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-4 Preferred Stock, the Series B-1 Preferred Stock and the Series B-3 Preferred Stock) has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the Class A Voting Common Stock of the Company. Series A-3 Preferred Stock, Series A-5 Preferred Stock, Series B-2 Preferred Stock and Series B-4 Preferred Stock do have no voting rights. Additionally, holders of Series A-4 Preferred Stock and Series B-3 Preferred Stock are entitled to the number of votes equal to the number of shares as being then convertible into shares of Class A Voting Common Stock at the then applicable conversion rate of (i) in the case of the Series A-4 Preferred Stock, the Series A-2 Preferred Stock or (ii) in the case of the Series B-3 Preferred Stock, the Series B-1 Preferred Stock. Holders of Voting Preferred Stock, exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect three directors of the Company. Holders of Class A Voting Common Stock, exclusively and as a separate class, shall be entitled to elect three directors of the Company.

Dividends—The holders of Series Seed 1, Series Seed 2, Series A, and Series B preferred stock shall be entitled to receive, out of any funds legally available, noncumulative dividends prior and in preference to any dividends paid on the common stock, at the rate of 8% of the original purchase price per share per annum, as adjusted for stock splits, stock dividends, combinations, recapitalizations, and similar transactions, when, as and if declared by the Board of Directors. After payment of such dividends on the Series Seed 1, Series Seed 2, Series A, and Series B preferred stock, any additional dividends or distributions shall be distributed among all holders of Common Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of preferred stock were converted to Common Stock at the then- effective conversion rate. Such dividends are not cumulative. No dividends have been declared or paid on the Company’s preferred stock.

Liquidation Preference—In the event of any liquidation, dissolution, or winding-up of the Company, the holders of preferred stock shall be entitled to receive, ratably, prior and in preference to any distribution of the assets or funds of the Company to the holders of the common stock, an amount equal to the greater of (i) the Original Issue Price for the applicable series of Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share of such series of Preferred Stock as would have been payable had all shares of such series of Preferred Stock been

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

converted into Common Stock prior to such liquidation, dissolution, or winding-up of the Company (the amount payable to each share of Preferred Stock is referred to as “Preferred Liquidation Amount”). If the Company has insufficient assets to permit payment of the Liquidation Preference in full to all holders of preferred stock, then the assets of the Company shall be distributed ratably to the holders of preferred stock in proportion to the Liquidation Preference such holders would otherwise be entitled to receive. After payment of the Preferred Liquidation Amount to the holders of preferred stock, the remaining assets of the Company shall be distributed ratably to the holders of common stock on a fully converted basis.

Conversion—Each share of Voting Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of Class A Voting Common Stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. Each share of Series A-3 Preferred Stock, Series A-5 Preferred Stock, Series B-2 Preferred Stock and Series B-4 Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of Class B Non-Voting Common Stock as is determined by dividing the original purchase price of such shares by the conversion price in effect at the time of conversion for such series of preferred stock. As of December 31, 2021 and 2020, the conversion ratio for all preferred stock class was one-to-one, as the conversion rate is based on the initial issuance price. The Company must keep available for issuance such number of Common Stock necessary to effect such conversion of all outstanding shares of Preferred Stock.

Redemption—Redeemable convertible preferred stock does not contain any mandatory redemption provisions. The Company had recorded shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. As of December 31, 2021, the Company applied the guidance in ASC 480-10-S99-3A, Accounting for Redeemable Equity Instruments, and therefore classified all outstanding redeemable convertible preferred stock as temporary equity, outside of the stockholders’ equity, because these preferred shares are contingently redeemable upon the occurrence of certain deemed liquidation events that are not solely within the control of the Company. All redeemable convertible preferred stock previously classified as permanent equity was retroactively adjusted and reclassified to temporary equity upon the adoption of ASC 480-10-S99-3A for years ended December 31, 2021 and December 31, 2020, respectively. As of December 31, 2021 and 2020, the Company did not adjust the carrying value of the redeemable convertible preferred stock since it was not probable that the events that would allow the shares to become redeemable would occur. Subsequent adjustments to increase or decrease the carrying values of the redeemable convertible preferred stock to their estimated redemption values will be made if and when it becomes probable that such events will occur.

14.	STOCK OPTION PLAN

Stock Option Plans—In 2014, the Company adopted the EVEN FINANCIAL, Inc., 2014 Stock Option and Grant Plan (the “Plan”) pursuant to which the Board of Directors may grant nonstatutory stock options to purchase shares of the Company’s common stock to outside directors and consultants and either nonstatutory or incentive stock options to purchase shares of the Company’s common stock to employees. As of December 31, 2021, the Plan authorized an aggregate of 11,445,477 shares. Stock options must be granted with an exercise price equal to the stock’s fair market value at the date of grant. Stock options generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement. The December 31, 2021 stock options outstanding balance below includes 3,172,297 stock options that will vest over a four-year service period, only if and when a “Qualified Financing” (as defined in the Plan) occurs within 10 years of the date of grant. As of December 31, 2021, there were 323,731 shares available for the Company to grant under the Plan.

A summary of the status of the employee stock options as of December 31, 2021, and changes during the year then ended is presented below (the number of options represents ordinary shares exercisable in respect thereof):

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Options outstanding as of January 1, 2021	5,679,055	$0.51	6.42	1,484
Options granted	4,414,447	0.80
Options exercised	(545,374)	0.46
Options forfeited	(250,022)	0.75
Options expired	(162,365)	0.51
Options outstanding as of December 31, 2021	9,135,741	$0.65	7.48	$1,496
Vested and expected to vest – December 31, 2021	6,108,444	$0.57	6.39	$1,496
Exercisable – December 31, 2021	4,191,830	$0.48	5.37	$1,376

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

The weighted average grant-date fair value of options granted to employees for the years ended December 31, 2021 and 2020 was $0.54 and $0.48, respectively.

A summary of the status of the nonemployee stock options as of December 31, 2021, and changes during the year then ended is presented below (the number of options represents ordinary shares exercisable in respect thereof):

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Options outstanding as of January 1, 2021	337,701	0.48	7.70	$119
Options granted	239,447	0.79
Options exercised	(42,396)	0.77
Options forfeited	(140,002)	0.77
Options expired	(1,561)	0.77
Options outstanding as of December 31, 2021	393,189	$0.48	6.57	$129
Vested and expected to vest – December 31, 2021	393,189	$0.48	6.57	$129
Exercisable – December 31, 2021	373,003	$0.48	6.50	$125

Share-based Compensation Expense—Employees and Nonemployees—Stock- based compensation expense for the years ended December 31, 2021 and 2020 was $505 and $565 for employees and $105 and $110 for nonemployees, respectively, which was recorded in personnel expenses in the Company’s Consolidated Statements of Operations. As of December 31, 2021, total share-based compensation expense not yet recognized related to unvested stock options was $2,607 and $2 for employee and nonemployee, respectively, which is expected to be recognized over a weighted-average period of 7.14 years and 0.41 years for employee and nonemployee, respectively. As of December 31, 2021, there was $1,839 of share-based compensation expense not yet recognized related to unvested stock options which will be recognized only if and when a “Qualified Financing” (as defined in the Plan) occurs within 10 years of the date of grant.

Stock Options Valuation—The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The Black- Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each stock option. The assumptions used to estimate the fair value of stock options granted to employees and non-employees during the years ended December 31, 2021 and 2020, are as follows:

	2021	2020
Weighted average expected volatility	64%	60%
Weighted average expected term (in years)	8.83	7.22
Risk-free interest rate	0.57% - 1.48%	0.30% - 1.72%
Expected dividend yield	-	-

15.	Stock warrants

Warrant Issued in Connection with Secured Bank Loan—In 2019, the Company issued warrants to purchase 91,278 shares of Company’s Common Stock in connection with a secured term loan arrangement with a bank. The warrants have a 10-year term with an exercise price of $1.43 per share. The fair value of $18 of the warrants at issuance date was recorded within equity and as a direct reduction against the term loan and is amortized over the life of the term loan. In March 2020, the Company increased the loan amount and issued additional warrants to purchase 64,100 shares of Company’s common stock. The warrants have a 10-year term with an exercise price of $4.10 per share. The fair value of $33 of the warrants at issuance date was recorded within equity and as a direct reduction against the term loan and is amortized over the life of the term loan.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

Warrant Issued to Vendors—In 2020, the Company issued warrants for 25,500 shares of Common Stock to vendors, contingent on services rendered. The services were rendered in 2020 and thus, the Company recognized the fair value of $14 of the warrants as expense included in Professional Services on the Consolidated Statements of Operations.

In connection with a Master Service Agreement, the Company issued warrants with a fair value of $426 for 1,562,500 shares of Common Stock to a vendor who is also considered a supply partner, with a contingent performance obligation related to the vesting schedule. Upon issuance, 78,125 warrants became exercisable; thereafter, 0.78125 warrant shall vest and become exercisable for each dollar of Net Revenue received by the Company. As of December 31, 2021 and 2020, 101,555 and 78,125 warrants were vested, respectively. During the years ended December 31 2021 and 2020, the Company recognized $19 and $49 in related expense, which is included in Supply Partner Costs on the Consolidated Statements of Operations. As of December 31 2021, unrecognized expense related to warrants not yet vested was $359, which is expected to be recognized as vesting occurs until the contract is terminated.

Warrant Issued to Investors—In 2017, in connection with a promissory note issued, the Company issued warrants with a fair value of $24 for 138,272 shares of Common Stock to an investor. The warrants have a 10-year term and are exercisable at any time over the term with an exercise price of $0.26 per share. The promissory note and accrued interest were converted to Series A Preferred Shares in 2018 upon a qualifying Series B fundraising event. In December 2020, the Company raised approximately $11.0 million, net of issuance cost, as an extension to its Series B fundraising event (the “Series B Extension”). In connection with the Series B Extension, the Company issued warrants to certain Series B investors to purchase 2,689,858 shares of Common Stock. The warrants have a 10-year term and are exercisable at any time over the term with an exercise price of $0.01 per share. The fair value of the warrants was $2,071 at the issuance date. The Series B preferred shares and warrants are recorded at $9,328 and $1,753, respectively, as allocated on a relative fair value basis.

The following is a schedule of changes in outstanding warrants for the years ended December 31, 2021 and 2020:

Common warrants
Outstanding as of January 1, 2020	229,550
Warrants issued	4,341,958
Warrants exercised	(1,414,252)
Outstanding as of December 31, 2020	3,157,296
Warrants issued	-
Warrants exercised	-
Outstanding as of December 31, 2021	3,157,296

The Company used a Black-Scholes option-pricing model to estimate the fair value of the warrants issued during 2020 at the issuance date. The warrants are classified as Level 3 because of the Company’s reliance on unobservable assumptions. The key inputs into the Black-Scholes Merton Model valuation were as follows as of December 31, 2020:

2020
Exercise price	$0.01 - $4.10
Expected volatility	55% - 58%
Expected term (in years)	4.0 - 10.0
Risk-free interest rate	0% - 1%
Expected dividend yield	0%

16.	INCOME TAXES

For the years ended December 31, 2021 and 2020, the Company incurred losses before income taxes of $12,929 $24,699, respectively. A reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

	2021	2020
Federal statutory rate:	21.0%	21.0%
Effect of:
State taxes, net of federal tax benefit	(1.1)%	5.6%
Deferred rate change	-	-
Permanent differences	2.3%	(0.5)%
Valuation Allowance	(22.5)%	(25.5)%
Other	0.0%	(0.6)%
Effective tax rate	(0.3)%	0.0%

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

The main sources of the permanent differences are related to Paycheck Protection Program loan forgiveness and stock compensation expense.

Total income taxes (benefit) expense allocated to operations consisted of the following:

	2021	2020
Current tax provision:
Federal	$-	$-
State and local	39	6
Total current tax provision	39	6
Deferred tax provision:
Federal	-	-
State and local	-	-
Total deferred tax provision	-	-
Provision for income taxes	$39	$6

The tax effects of the primary temporary differences included in net deferred tax assets and liabilities are as follows:

	As of December 31,
	2021	2020
Net operating loss carryforwards	$16,121	$13,312
Research and development credit	73	73
Other	185	84
Total deferred tax assets, gross	16,379	13,469
Less: valuation allowance	(16,379)	(13,469)
Total deferred tax assets (liabilities)	$-	$-

As of December 31, 2021 and 2020, the Company had a federal net operating loss carryforward of $63,816 and $49,900, respectively. As of December 31, 2021 and 2020, the Company has state NOL carryforwards of $46,122 and $38,751. Of the $63,816 of Federal net operating loss carryforwards, $5,958 begins to expire in 2035 and $57,858 may be carried forward indefinitely. The state net operating loss carryforwards of which a majority will expire in 2035.

As of December 31, 2021, the Company also has federal and state tax credits of $31 and $53, respectively, which begin to expire in 2035 and 2030, respectively.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2021 and 2020, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2021 and 2020.

Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. We have not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple ownership changes since we became a “loss corporation” as defined in Section 382. Future changes in our stock ownership, which may be outside of our control, may trigger an “ownership change.” In addition, future equity offerings or acquisitions that have equity as a component of the purchase price could result in an “ownership change.” If an “ownership change” has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, which could potentially result in increased future tax liability to us.

EVEN FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands, except share and per share amounts or as otherwise indicated)

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which we operate or do business in. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

The Company records uncertain tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when its judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from its current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2021 and 2020 the Company has not recorded any uncertain tax positions in its financial statements.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying Consolidated Statement of Operations. As of December 31, 2021 and 2020, no accrued interest or penalties are included on the related tax liability line in the Consolidated Balance Sheets.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company's tax years are still open under statute from December 31, 2018, to the present. The resolution of tax matters is not expected to have a material effect on the Company's consolidated financial statements.

17.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2021, the date of these financial statements, through April 6, 2022, which represents the date the financial statements were issued for events requiring recording or disclosure in the financial statements for the year ended December 31, 2021.

Pursuant to the Merger Agreement dated December 15, 2021, MoneyLion acquired 100% of the outstanding shares of Even with a total consideration of up to $440,000 which consisted of a combination of cash consideration and MoneyLion’s preferred shares or common shares. At the effective time of the merger, each outstanding share of common stock and preferred stock of Even was converted into the right to receive cash or MoneyLion’s shares. Pursuant to the Merger Agreement, Even stock options were cancelled, and in exchange each holder received such holder’s portion of the merger consideration or stock options representing the right to purchase shares of MoneyLion common stock. At the effective time of the merger, warrants issued by Even were also cancelled, and in exchange each holder received such holder’ portion of the merger consideration except for unvested warrants which were cancelled without consideration paid. Additionally, the acquisition included the payoff of the Company’s term loan balance of $6,000. The acquisition was completed on February 17, 2022.

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